Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2023, relating to the consolidated financial statements of llim S.A. and its subsidiaries (not included herein), appearing in the Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2023.

/s/ AO Business Solutions and Technologies

Moscow, Russian Federation

May 13, 2024